Exhibit 10.(A)

THIRD AMENDMENT

TO

CREDIT AGREEMENT

THIS THIRD AMENDMENT, dated as of February 17, 2005 (this “Third Amendment”), is by and among CANTEL MEDICAL CORP., a Delaware corporation (the “Borrower”), the Lenders and Fleet National Bank, a Bank of America Company (“Fleet”), as the Initial Issuing Bank, the Swing Line Bank and the Administrative Agent for itself and the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

PRELIMINARY STATEMENTS

(A)                              The Borrower, the Lenders and Fleet, as the Initial Issuing Bank, the Swing Line Bank, the Administrative Agent and PNC Bank, National Association, as Documentation Agent, are parties to that certain Credit Agreement, dated as of September 7, 2001, as amended by the First Amendment thereto, dated as of August 1, 2003 and the Second Amendment thereto, dated as of June 1, 2004 (as so amended and as it may hereafter be further amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”).

(B)                                The Borrower has requested that the Lenders amend the Credit Agreement to (i) revise the definition of “Applicable Margin,” (ii) increase the aggregate amount of cash consideration payable and Debt assumed in respect to Permitted Acquisitions during the term of the Credit Agreement, (iii) increase the size of the Revolving Credit Facility at the Agent’s and Borrower’s mutual agreement by an aggregate amount of up to $22,500,000, from $17,500,000 to $40,000,000, at any time on or before the Revolving Credit Termination Date, from existing Lenders and/or new Lenders mutually acceptable to Agent and Borrower, (iv) modify the Financial Covenants relating to Capital Expenditures and Consolidated Debt to EBITDA, and (v) eliminate Borrowing Base requirements.

(D)                               The Administrative Agent and the Lenders are willing to make such amendments to the Credit Agreement upon the terms and conditions set forth herein.

(E)                                 The terms defined in the Credit Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE 1. Amendments to Credit Agreement.

This Third Amendment shall be deemed to be an amendment to the Credit Agreement, and shall not be construed in any way as a replacement therefor. All of the terms and provisions of this Third Amendment, including, without limitation, the representations and warranties set forth herein, are hereby incorporated by reference into the Credit Agreement as if such terms and provisions were set forth in full therein. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Credit Agreement. The Credit Agreement is hereby amended in the following respects:

Section 1.1.                                Section 1.1, Certain Defined Terms, of the Credit Agreement is amended as follows:

(a)                                  The definition of “Applicable Margin” set forth in Section 1.1 of the Credit Agreement is hereby amended by deleting the existing Applicable Margin for Advances grid in its entirety and replacing it with the following:

Applicable Margin for Advances

Ratio of Consolidated Debt to EBITDA	Eurodollar Rate Advances	Prime Rate Advances

Greater than 2.0 to l.0	1.75%	0.50%
Greater than 1.50 to 1.0 but less than or equal to 2.00 to 1.0	1.50%	0.25%
Greater than 1.00 to 1.00 but less than or equal to 1.5 to 1.0	1.25%	0.00%
Equal to or less than 1.0 to 1.0	1.00%	0.00%

(b)                                 The definition of “Note” set forth in Section 1.1 of the Credit Agreement is hereby amended by inserting a coma (“,”) and inserting the words “Incremental Revolving Credit Note” after “Revolving Credit Note”.

(c)                                  The definition of “Permitted Acquisitions” set forth in Section 1.1 of the Credit Agreement is hereby amended by deleting the number “$5,000,000” in subsection (b)(ii) and replacing it with the number “$25,000,000”.

(d)                                 The following definition is amended and restated to read in its entirety as follows:

“Revolving Credit Availability” means, at any time, the aggregate amount of the Revolving Credit Facility less the sum of (a) the aggregate principal amount of all Revolving Credit Advances then outstanding (including the outstanding balance of Letter of Credit Advances and the aggregate Available Amount of all Letters of Credit), and (b) Swing Line Advances then outstanding at such time.

(e)                                  The following definitions are inserted in proper alphabetical order:

“Additional Lender” has the meaning specified in Section 2.17(b).

“Incremental Effective Date” has the meaning specified in Section 2.17(c).

“Incremental Revolving Credit Advances” means advances made by an existing Lender or an Additional Lender, as the case maybe, to the Borrower from time to time incurred pursuant to the Incremental Revolving Credit Commitments.

“Incremental Revolving Credit Commitment” has the meaning specified in Section 2.17(a).

“Incremental Revolving Credit Note” has the meaning specified in Section 2.17(f).

“Third Amendment” means the Third Amendment dated as of February 17, 2005, by and among Borrower, the Lenders and Fleet.

“Third Amendment Closing Date” shall mean the date on which all of the conditions in Article 5 of the Third Amendment have been meet.

(f)                                    The following definitions are hereby deleted in their entirety from Section 1.1: “Borrowing Base”, “Borrowing Base Certificate”, “Borrowing Base Deficiency”, “Eligible Inventory”, “Eligible Receivables” and “Unused Revolving Credit Availability”.

Section 1.2.                                Section 2.1, The Advances, is hereby amended by the following:

(a)                                  Subsection 2.1(b), The Revolving Credit Advances, is amended by deleting the word “Unused” before the words “Revolving Credit Availability.”

(b)                                 Subsection 2.1(c), The Swing Line Advances, is amended by deleting the word “Unused” before the words “Revolving Credit Availability.”

(c)                                  Subsection 2.1(d), Letters of Credit, is amended by deleting the word “Unused” before the words “Revolving Credit Availability.”

Section 1.3.                                Section 2.8, Fees, of the Credit Agreement is hereby amended by deleting in its entirety the existing Commitment Fee grid and replacing it with the following:

Ratio of Consolidated Debt to EBITDA	Commitment Fee

Greater than 2.0 to 1.0	0.35%
Greater than 1.50 to 1.0 but less than or equal to 2.00 to 1.0	0.30%
Greater than 1.00 to 1.00 but less than or equal to 1.5 to 1.0	0.25%
Equal to or less than 1.0 to 1.0	0.20%

Section 1.4.                                A new Section 2.17, Incremental Revolving Credit Commitments, is added at the conclusion of Article II to read in its entirety as follows:

“Section 2.17 Incremental Revolving Credit Commitments.

(a)                                  Provided there exists no Default, upon notice to the Administrative Agent the Borrower shall have the right to request, on one or more occasions prior to the Revolving Credit Termination Date, an increase in the Revolving Credit Facility in accordance with this Section 2.17 (the amount of any such increase, the “Incremental Revolving Credit Commitment”). The aggregate amount of all Incremental Revolving Credit Commitments shall not exceed $22,500,000. Any request for an Incremental Revolving Credit Commitment shall be in a minimum amount of $5,000,000.

(b)                                 The Borrower may designate any Lender party to this Agreement (with the consent of such Lender, which may be given or withheld in its sole discretion) or another Person which qualifies as an Eligible Assignee (which may be, but need not be, existing Lenders) which at the time agrees to (i) in the case of any such designated Lender that is an existing Lender, increase its Pro Rata Share of its Revolving Credit Commitments, and (ii) in the case of any other such Person (an “Additional Lender”), become a party to this Agreement.

(c)                                  If the Revolving Credit Facility is increased in accordance with this Section 2.17, the Administrative Agent and the Borrower shall determine the effective date (the “Incremental Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase and the Incremental Effective Date. Prior to any such increase, (i) the conditions set forth in Section 3.2 of the Credit Agreement, Conditions Precedent to Each Borrowing and Issuance, shall have been satisfied, (ii) the Administrative Agent shall have received from the Borrower updated financial projections and an officer’s certificate, in each case in form and substance reasonably satisfactory to the Administrative Agent, demonstrating that, after giving effect to any such Incremental Revolving Credit Commitment, the Borrower will be in compliance with the financial covenants set forth in Sections 8.1, 8.2, 8.3 and 8.4 of the Credit Agreement, (iii) the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Incremental Effective Date signed by a Responsible

Officer of such Loan Party (a) certifying and attaching the resolutions adopted by such Loan Party authorizing such increase, and stating that the Incremental Revolving Credit Advances to be incurred pursuant to any Incremental Revolving Credit Commitments shall be entitled to the benefits of the Security Agreement and the Subsidiary Guaranty, and (b) in the case of the Borrower, certifying that, before and after giving effect to such increase, (1) the representations and warranties contained in Article IV and the other Loan Documents are true and correct on and as of the Incremental Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.17, the representations and warranties contained in subsections (a) and (b) of Section 4.6 shall be deemed to refer to the most recent statements furnished pursuant to Sections 7.2 and 7.3, and (2) no Default exists, and (iv) Borrower shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by Administrative Agent in connection with any such Incremental Revolving Credit Commitment. The Borrower shall also pay any costs and expenses (including, without limitation attorney fees, title insurance premiums and filing fees) incurred in connection with the increase of the Revolving Credit Commitments pursuant to this Section 2.17.

(d)                                 The terms and conditions of the Incremental Revolving Credit Advances made pursuant to the Incremental Revolving Credit Commitments shall be identical to the Revolving Credit Advances in all respects.

(e)                                  The Incremental Revolving Credit Commitments shall be secured and guaranteed with the other Debt under the Loan Documents and shall be secured and guaranteed with the other Revolving Credit Commitments on a pari passu basis and shall be entitled to the same rights, on a pro rata basis, as the existing Revolving Credit Commitments.

(f)                                    Within two Business Days of the Incremental Effective Date, the Borrower shall make appropriate arrangements so that each Additional Lender receives a note, dated the Incremental Effective Date, and substantially in the form of Exhibit A attached hereto (each an “Incremental Revolving Credit Note” and, collectively, the “Incremental Revolving Credit Notes”) to evidence such Additional Lender’s Incremental Revolving Credit Commitment and each existing Lender increasing its Revolving Credit Commitment pursuant to this Section 2.17, shall receive a replacement Revolving Credit Note, dated the Incremental Effective Date, to evidence in an aggregate amount such existing Lender’s Revolving Credit Commitment plus such existing Lender’s Incremental Revolving Credit Commitment. Each Incremental Revolving Credit Note shall constitute a Loan Document under the Credit Agreement and shall (i) bear interest as provided as provided in Section 2.7 of the Credit Agreement, and (ii) be entitled to the benefits of the Credit Agreement and the other Loan Documents.

(g)                                 Notwithstanding anything to the contrary herein, in no event shall the interest rate payable on any Incremental Revolving Credit Commitment exceed the interest rate from time to time payable on the Revolving Credit Advances.

(h)                                 This Section 2.17 shall supersede any provisions in Sections 2.13 or 11.1 to the contrary.”

(i)                                     No commitment fee shall be payable on any Incremental Revolving Credit Commitment until the Incremental Effective Date with respect to such Incremental Revolving Credit Commitment.

Section 1.5.                                Section 3.2(b)(iii), Conditions Precedent to Each Borrowing and Issuance, is amended and restated in its entirety as follows:

“(iii)                         for each Revolving Credit Advance, Swing Line Advance made by the Swing Line Bank or issuance or renewal of any Letter of Credit, the outstanding amount of the Revolving Credit Advances shall not be in excess of the remaining Revolving Credit Availability after giving effect to any such Advance or issuance or renewal, respectively.”

Section 1.6.                                Section 6.17, Capital Expenditures, of the Credit Agreement is amended by amending and restating the table contained therein to read in its entirety as follows:

Period	Maximum Capital Expenditures per Period

August 1, 2004 through July 31, 2005	$7,500,000
August 1, 2005 through July 31, 2006	$7,500,000
August 1, 2006 through July 31, 2007 and each period thereafter	$7,500,000

Section 1.7.                                Section 7.19, Borrowing Base Certificate, of the Credit Agreement is hereby deleted in its entirety.

Section 1.8.                                Section 7.22, Monthly Accounts Receivable Aging Reports, etc., of the Credit Agreement is hereby deleted in its entirety.

Section 1.9.                                Section 8.2, Consolidated Debt to EBITDA Ratio, of the Credit Agreement is amended by deleting the maximum Ratio of Consolidated Debt to EBITDA covenant levels for the periods ending on January 31, 2005 and all periods thereafter and replacing them with the following:

Four Fiscal Quarters ending on:	Ratio

January 31, 2005	2.25
April 30, 2005	2.25
July 31, 2005 and each fiscal quarter thereafter	2.25

Section 1.10.                         Section 9.12, Borrowing Base Deficiency, of the Credit Agreement is hereby deleted in its entirety.

ARTICLE 2.  Confirmations and References.

Section 2.1.                             Continuing Effect.    The Credit Agreement and the other Loan Documents delivered in connection therewith are, and shall continue to be, in full force and effect, and are hereby ratified and confirmed in all respects, except that, on and after the date hereof, (a) all references in the Loan Documents (i) to the “Credit Agreement,” “thereto,” “thereof,” “thereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended hereby and (ii) to the “Loan Documents” shall be deemed to include this Third Amendment; and (b) all references in the Credit Agreement to “this Agreement,” “hereto,” “hereof,” “hereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended hereby.

Section 2.2.                                InterCreditor Agreement.           The Intercreditor Agreement shall remain in full force and effect, and is hereby ratified and confirmed in all respects.

Section 2.3.                                Confirmation of Liens.                          The Liens granted pursuant to the Collateral Documents secure, without limitation, the Obligations of the Borrower and its Subsidiaries to the Lenders and the Administrative Agent under the Credit Agreement as amended by this Third Amendment. The term “Obligations” as used in the Collateral Documents (or any other term used therein to refer to the liabilities and obligations of the Borrower and its Subsidiaries to the Lenders and the Administrative Agent), include, without limitation, Obligations to the Lenders and the Administrative Agent under the Credit Agreement as amended by this Third Amendment.

ARTICLE 3.  Representations and Warranties.

Each of the Borrower and each other Loan Party hereby represents and warrants to the Lenders and the Administrative Agent that:

Section 3.1.                                Existing Representations. As of the date hereof and after giving effect to this Third Amendment, each and every one of the representations and warranties set forth in the Loan Documents shall be true, accurate and complete in all respects and with the same effect as though made on the date hereof, and each shall hereby be incorporated herein in full by reference as if restated herein in its entirety, except for any representation or warranty limited by its terms to a specific date and except for changes contemplated by this Third Amendment or in the ordinary course of business which are not prohibited by the Credit Agreement (as amended hereby) and which shall not, either singly or in the aggregate, result in a Material Adverse Change.

Section 3.2.                                No Default.  As of the date hereof, there exists no Default or Event of Default under the Credit Agreement, as amended hereby, and no event which, with the giving of notice or lapse of time, or both, would constitute a Default or Event of Default.

Section 3.3.                                Power, Authority, Consents.  The Borrower and each of its Subsidiaries has the power to execute, deliver and perform the Credit Agreement, as amended by this Third Amendment. The Borrower and each of its Subsidiaries has taken all necessary action to authorize the execution, delivery and performance of this Third Amendment. No consent or approval of any Person other than those that have been obtained is required in connection with the execution, delivery or performance by the Borrower or any of its Subsidiaries of this Third Amendment or the consummation of any of the transactions consented to in Section 1 hereof.

Section 3.4.                                No Violation of Law or Agreements.  The execution, delivery and performance by the Borrower and each of its Subsidiaries of this Third Amendment will not violate any provision of law presently in effect and will not conflict with or result in a breach of any order, writ, injunction, ordinance, resolution, decree, or other similar document or instrument presently in effect of any court or governmental authority, bureau or agency, domestic or foreign, or the certificate of incorporation or by-laws of the Borrower or such Subsidiary, or create (with or without the giving of notice or lapse of time, or both) a default under or breach of any agreement, bond, note or indenture presently in effect to which the Borrower or any Subsidiary is a party, or by which any of them is bound or any of their properties or assets is affected, or result in the imposition of any Lien of any nature whatsoever upon any of the properties or assets owned by or used in connection with the business of the Borrower or any of its Subsidiaries, except for the Liens created and granted pursuant to the Collateral Documents as acknowledged and confirmed herein.

Section 3.5.                                Binding Effect. This Third Amendment has been duly executed and delivered by Borrower and constitutes the valid and legally binding obligation of Borrower, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors’ rights generally, and except that the remedy of specific performance and other equitable remedies are subject to judicial discretion.

ARTICLE 4.  Conditions to Amendment.

The effectiveness of the amendments contained in Article 1 shall be subject to the fulfillment of the following conditions precedent:

Section 4.1.                                Amendment. Borrower and each of the Lenders shall have executed and delivered to the Administrative Agent this Third Amendment.

Section 4.2.                                No Default. There shall exist no Event of Default or Default under the Credit Agreement.

Section 4.3.                                Representations and Warranties. The representations and warranties contained in Article 4 hereof shall be true and correct in all material respects on the date hereof as if made on the date hereof.

Section 4.4.                                Certificate. The Borrower shall have delivered a certificate signed on behalf of the Borrower, by a Responsible Officer and the Secretary or an Assistant Secretary of the Borrower, dated the date hereof (the statements made in such certificate shall be true on and as of the date hereof), certifying as to (1) the truth of the representations and warranties contained in the Loan Documents as though made on and as of the date hereof, except for any representation or warranty limited by its terms to a specific date and except for changes in the ordinary course of business that are not prohibited by the Credit Agreement, (2) the absence of any event occurring and continuing, or resulting from the transactions contemplated by this Third Amendment, that constitutes a Default or an Event of Default and (3) the certification of the names and true signatures of the officers of the Borrower authorized to sign this Third Amendment and each other Loan Document to which they are or are to be parties and the other documents to be delivered hereunder and thereunder.

Section 4.5.                                Amendment Fees. The Borrower shall have paid an amendment fee to the Administrative Agent, for the account of each Lender which has approved this Third Amendment, as evidenced by such Lender’s timely execution and delivery of a counterpart signature page to this Third Amendment, in an amount equal to 0.10% (i.e. 10 basis points) of the aggregate of such approving Lenders’ Commitments immediately after the effectiveness of this Third Amendment.

Section 4.6.                                Fees and Expenses. The Borrower shall have paid all fees referred to in the Fee Letter, dated as of the date hereof, from Fleet to Borrower, at such times and in such manner as set forth therein and all accrued fees and expenses of the Administrative Agent and the Lenders (including reasonable fees and expenses of counsel for the Administrative Agent).

ARTICLE 5.  Miscellaneous.

Section 5.1.                                Continued Effectiveness. Except as specifically amended herein, the Credit Agreement and each of the other Loan Documents shall remain in full force and effect in accordance with their respective terms.

Section 5.2.                                Governing Law. THIS THIRD AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS RULES PERTAINING TO CONFLICTS OF LAWS OTHER THAN GENERAL OBLIGATIONS LAW SECTION 5.1401.

Section 5.3.                                Severability. The provisions of this Third Amendment are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Third Amendment in any jurisdiction.

Section 5.4.                                Counterparts. This Third Amendment may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of this Third Amendment by facsimile shall be as effective as delivery of an originally executed counterpart.

Section 5.5.                                Binding Effect; Assignment. This Third Amendment shall be binding upon and inure to the benefit of the Borrower and its respective successors and to the benefit of the Administrative Agent and the Lenders and their respective successors and assigns. The rights and obligations of the Borrower under this Third Amendment shall not be assigned or delegated without the prior written consent of the Lenders, and any purported assignment or delegation without such consent shall be void.

Section 5.6.                                Expenses. The Borrower shall pay the Administrative Agent upon demand for all reasonable expenses, including reasonable fees of counsel for the Administrative Agent, incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Third Amendment and any documents required to be furnished herewith.

Section 5.7.                                USA PATRIOT Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CANTEL MEDICAL CORP.,
as Borrower

By:	/s/ Craig A. Sheldon
Name: Craig A. Sheldon
Title: Senior Vice President & Chief Financial
Officer

Third Amendment to Credit Agreement

FLEET NATIONAL BANK,
a Bank of America Company,
as Administrative Agent,
as initial Issuing Bank,
as Swing Line Bank and as a Lender

By:	/s/ Richard M. Williams
Name: Richard M. Williams
Title: Credit Products Officer

PNC BANK, NATIONAL
ASSOCIATION,
as Documentation Agent and as a Lender

By:	/s/ Jeffrey Blakemore
Name: Jeffrey Blakemore
Title: Senior Vice President

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as a Lender

By:	/s/ Kenneth E. LaChance
Name: Kenneth E. LaChance
Title: Vice President